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                                                                    EXHIBIT 1.12


                              HDS TRANSPORT, INC.

                              CODE OF REGULATIONS

                                   ARTICLE I

                              MEETING SHAREHOLDERS


         Section A. Annual Meetings. The annual meeting of the shareholders of this Corporation for the purpose of electing directors and transacting such other business as may come before the meeting shall be held at 9:00 o'clock. A.M. on the first Friday in May of each year if not a legal holiday, but if a legal holiday, then on the next business day following. The shareholders present at such annual meeting or a special meeting called for the purpose and entitled to vote shall elect the directors.

         Section B. Special Meetings. Special meetings of shareholders may be called by the President or a Vice President or by a majority of the members of the Board of Directors acting with or without a meeting, or by the holders of twenty-five per cent of all the shares outstanding and entitled to vote thereat.

         Upon the request in writing delivered to the President or Secretary by any person entitled to call a meeting of shareholders, it shall be the duty of the President or Secretary to give notice to shareholders and if such request refused, then the persons making such request may call a meeting by giving notice in the manner provided by law or by the Regulations.

         Section C. Place of Meeting. Annual and special meetings of shareholders shall be held at the office of the Corporation in the City of Columbus, Ohio, or at such other place or places as the Board of Directors may from time to time designate, or as may be specified in the call and notice of the meeting or otherwise.

         Section D. Notices of Meetings. Unless waived, a written, printed or typewritten notice of each annual or special meeting of the shareholders starting the day, hour and place and the purpose or purposes thereof, shall be served upon or mailed to each shareholder of record entitled to vote or to notice not more than sixty (60) days nor less than seven (7) days before such meeting. Such notice shall be given by the Secretary or an Assistant Secretary, or in case of his refusal by the shareholders, person or persons entitled to call such meeting. If mailed, the postage shall be prepaid and it shall be directed to a shareholder at his address as it appears upon the records of the Corporation.

         Every person who by operation of law, transfer, or otherwise shall become entitled to any share or right or interest therein, shall be bound by every notice in respect of such share, which prior to his name and address being entered upon the books of the
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Corporation as registered holder of such share, shall be given to the person in whose name such share appeared of record.

         Section E. Waiver of Notice. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under the Regulations.

         Section F. Voting Quorum. Shareholders present in person or by proxy at any meeting for the determination of the number of directors and for the election of directors to be elected by them or for consideration and action upon reports required to be laid before such meeting shall constitute a quorum.

         At any meeting called for any other purpose the holders of record of shares present in person or represented by proxy entitling them to exercise a majority of the voting power of the Corporation shall constitute a quorum.

         Every shareholder of record entitled to vote at any meeting shall be entitled at such meeting of shareholders, to one vote for each share outstanding in his name on the books of the Corporation.

         At all elections of directors, a plurality of the votes cast for the directors to be elected shall be necessary for a choice.

         If notice in writing shall be given by any shareholder to the President or a Vice President of the Corporation not less than twenty-four hours before the time fixed for holding a meeting for the election of directors that he intends to cumulate his votes at such election, and if an announcement of the giving of such notice is made upon the convening of the meeting, each shareholder shall have the right to cumulate his shares and to give one candidate as many votes as the number of directors to be elected multiplied by the number of his votes equals, or to distribute his votes on the same principle among two or more candidates as he sees fit.

         Section G. List of Shareholders. The Secretary shall, at least seven
(7) days before any election, prepare a complete alphabetical list of the shareholders entitled to vote, showing the number of shares held by each on the date fixed for closing the books against transfers or the record date fixed as herein after provided and the address of each respective shareholder as shown by the books of the Corporation. Such list of shareholders shall be on file at the principal office and open to inspection thereat.




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                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section A. Number, Term of Office and Vacancies. All the capacity of the Corporation shall be vested in and all its authority, except as otherwise provided by statue or in the Articles in regard to action required to be taken, authorized or approved by shareholders, shall be exercised by a Board of Directors. The number of directors shall be not less than three nor more than twelve and shall be fixed or changed by resolution adopted by the holders of a majority of the shares present in person or by proxy at the Annual Meeting or at any meeting called for the purpose of electing directors.

         Each director of each Board of Directors shall hold office for one year and/or until his successor shall have qualified. If the office of any director elected by the holders of the shares becomes vacant by reason of death, resignation, failure to qualify, removal, disqualification or inability to act, the remaining directors of those elected by the holders of the shares may by a majority vote of the remaining directors elect a successor who shall hold office for the unexpired term and/or until his successors shall have been elected and shall have qualified.

         Section B. Meeting of Directors.

         1. First and Annual Meeting. A meeting of the newly elected Board of Directors shall be held immediately following the adjournment of each shareholders' meeting, at which directors are elected, at the office of the Corporation or at such other place or places as the Board of Directors may from time to time designate and notice of such meeting need not be given.

         2. Regular Meetings. Regular meetings of the Board of Directors shall be held from time to time as the Board of Directors may by resolution determine.

         3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the President, a Vice President or by a majority of the Board on not less than three (3) days, notice to each director either personally, by mail or by telegraph.

         4. Place of Meetings. All meetings of the Board of Directors shall be held at the office of the Corporation in the City of Columbus, Ohio, or at such other place within or without the State of Ohio, as the Board may determine from time to time or as may be specified in the call and notice thereof.



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         5.    Notice of Meetings. Notice of regular meetings shall be mailed to each director at his last known post office address by the Secretary not less than five (5) days prior to the date of said meeting. Notice of special meetings shall be given to each director personally, by mail or telegraph, not less than three (3) days prior to the date of such meeting. But any meeting of the Board of Directors at which all of the directors shall be present or shall have waived notice of the time and place of such meeting in writing, shall be as valid as if called pursuant to proper notice.

         6. Quorum. A majority of the duly elected and qualified members of the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section C. Statutory Duties. The Board of Directors shall discharge or cause to be discharged, each and every duty imposed on the Board of Directors by any present or future statute of the State of Ohio.

         Section D. Compensation. The directors of the Corporation with the exception of those who are officers or employees of the Corporation, may each receive and be paid for their attendance at meetings of the directors, such reasonable sum as may be fixed by the Board of Directors from time to time and their necessary traveling expense in attending said meeting.

                                   ARTICLE III

                                   COMMITTEES

         Section A. The Board of Directors may by resolution provide for such standing committees or special committees to consist of not less than three (3) directors as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. Vacancies in such committees shall be filled by the Board of Directors or as it may provide.

                                   ARTICLE IV

                       OFFICERS AND DEFINITIONS OF DUTIES

         Section A. Officers. The general officers of the Corporation shall consist of a Chairman of the Board, a Vice Chairman of the Board, a President, an Executive Vice President, one or more other Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as may from time to time be

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determined by the Board of Directors, all of whom shall be chosen by the Board of Directors, and who shall respectively have such duties and authority as may be prescribed by the Regulations and such, not inconsistent with the Regulations, as may be prescribed by the Board of Directors. The Board of Directors need not fill the offices of Chairman of the Board, Vice Chairman of the Board, and Executive Vice President, and if it does not, the President shall perform the duties and be vested with the authority of the Executive Vice President. Any two or more of such offices other than those of Secretary and Assistant Secretary or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the Corporation in more than one capacity. The officers of the Corporation shall hold office for one year and until their successors are chosen and shall qualify.

         Section B. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, is authorized to execute and deliver on behalf of the Corporation contracts, leases and other agreements, and shall have such other powers and duties as may be prescribed by the Board of Directors.

         Section C. Vice Chairman of the Board. The Vice Chairman of the Board, in the absence of the Chairman of the Board, or in the event that office is vacant, shall preside at meetings of the shareholders and of the Board of Directors. He is authorized to execute and deliver on behalf of the Corporation contracts, leases and other agreements, and shall have such other powers and duties as may be prescribed by the Board of Directors.

         Section D. The President. The President, in the absence of the Chairman of the Board and the Vice Chairman of the Board, or in the event those offices are vacant, shall preside at meetings of the shareholders and of the Board of Directors. He shall have general supervisory control over the affairs of the Corporation, subject, however, to the direction of the Chairman of the Board and the Vice Chairman of the Board, when those offices are not vacant, and to the control of the Board of Directors. If the office of Executive Vice President is vacant, the President shall also perform the duties and be vested with the authority of that office. The President is authorized to execute and deliver on behalf of the Corporation contracts, leases and other agreements and certificates for shares.

         Section E. The Executive Vice President. The Executive Vice President shall be the active operating executive officer of the Corporation. He shall have general supervision, direction and active management of the business of the Corporation subject, however, to the supervision of the President and the control of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect.

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He is authorized to execute and deliver on behalf of the Corporate contracts, leases and other agreements and certificates for shares. He shall submit a complete and detailed report of the operations of the Corporation for the fiscal year and of its financial condition to the Board of Directors at its first regular meeting held after such report becomes available and to the shareholders at their annual meetings, and shall from time to time, report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to its notice.

         Section F. The Vice Presidents. The Vice Presidents shall perform such duties, not inconsistent with these Regulations, as may be conferred upon them by these Regulations or as may, from time to time, be assigned to them by the Board of Directors or the President. Each Vice President is authorized to execute and deliver on behalf of the Corporation all contracts, leases, extensions of leases and other agreements and certificates for shares. In the absence of the President or Executive Vice President, the Vice President designated by the President or Executive Vice President, as the case may be, (or in the absence of such designation, the Vice President designated by the Board) shall perform the duties of the President or the Executive Vice President, and when so acting, shall have in addition to the powers herein specifically conferred, all the powers of the President or Executive Vice President for whom he is acting. The authority of Vice Presidents to sign in the name of the Corporation all contracts, leases, extensions of lease and other agreements and certificates for shares shall be coordinate with like authority of the President and Executive Vice President.

         Section G. The Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the shareholders, in books provided by the Corporation for such purpose. He shall give notice of meetings of the Board of Directors and shareholders. He shall prepare all lists of shareholders and their addresses required to be prepared by the provisions of any present or future statute of the State of Ohio. He is authorized to execute and deliver on behalf of the Corporation, all contracts, leases, certificates for shares and other instruments, and may affix thereto the seal of the Corporation, if any such seal shall have been adopted by the Board of Directors. He shall have charge of such books and papers as the Board of Directors may direct. He shall file all reports to states and to the Federal Government, and in general perform all the duties which are incident to the office of secretary of the corporation, subject at all times to the direction and control of the Board of Directors or the President or Executive Vice President.




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         Section H. The Treasurer. The Treasurer shall receive and have the custody of all the funds and securities of the Corporation. When necessary and proper, he shall endorse on behalf of the Corporation all checks, notes or other obligations and evidences of the payment of money payable to the Corporation or coming into his possession, and shall deposit the funds arising therefrom together with all other funds of the Corporation coming into his possession in such banks as may be selected as depositories of the Corporation, or properly care for them in such other manner as the Board of Directors may direct. He shall be authorized to execute and deliver for and on behalf of the Corporation all bills, notes and other evidences of indebtedness of the Corporation and contracts, leases and agreements. Whenever required by the Board of Directors so to do, he shall exhibit a complete and true statement of his cash account, and of the securities and other property in his possession, custody or control.

         He shall cause to be entered regularly in books belonging to the Corporation and to be kept for such purpose, a full and accurate account of all money received and paid by him on account of the Corporation, together with all other business transactions. He shall at all reasonable times, within the hours of business, exhibit his books and accounts to any director. He is authorized to sign with other officers certificates for shares of said Corporation and may affix thereto the seal of the Corporation, if any such seal shall have been adopted by the Board of Directors. He shall perform all duties which are incident to the office of treasurer of a corporation subject, however, at all times to the direction and control of the Board of Directors. If the Board of Directors shall so require, he shall give bond, in such sum and with such sureties as the Board of Directors may direct for the faithful performance of his duties and for the safe custody of the funds and property of the Corporation coming into his possession.

         Section I. Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers and Assistant Secretaries shall perform such duties as may be prescribed hereunder or by the Board of Directors or by the President or Executive Vice President.

         In the absence or disability of the Treasurer, his duties may be performed by an Assistant Treasurer.

         In the absence or disability of the Secretary, his duties may be performed by an Assistant Secretary.

         Section J. Statutory Duties. Each respective officer shall discharge any and every duty appertaining to his respective office, which is imposed on such officer by the provisions of any present or future statute of the State of Ohio.


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         Section K. Salaries. The officers of the Corporation shall receive and be paid for the services that they each may render as such officers, for and in behalf of the Corporation, such salary as the Board of Directors may by resolution determine.

                                    ARTICLE V

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section A. Form of Certificates. The Corporation shall cause to be issued to each shareholder a certificate or certificates representing the number of shares owned in the Corporation. The certificates shall be in such form, not inconsistent with the laws of the State of Ohio, as may be adopted by the Board of Directors. The certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. No certificate for a share will be delivered until it is fully paid.

         Every certificate for shares of the Corporation shall state that the Corporation is organized under the laws of the State of Ohio, the name of the person to whom issued; the number and the par value of each share represented thereby or a statement that the shares are without par value.

         Section B. Transfer of Certificates. The shares of the Corporation shall be transferable only on the books of the Corporation by the owner in person or by the legal representative of such person, and, upon such transfer being made, the old certificate shall be surrendered to the person in charge of the share and transfer books and ledgers or such other person as the Board of Directors may designate, who shall cancel the same, thereupon issuing a new certificate or certificates therefor.

         Section C. Transfer Books. Shares shall be transferable at the principal office of the Corporation in Columbus, Ohio and the record of the names and addresses of all shareholders and all transfers of shares kept thereat.

         Section D. Record Date. The day, fifteen (15) days preceding the date of any meeting of shareholders, annual or special, or any dividend payment date, or any date for the allotment of rights, shall constitute and be the record date for the determination of the shareholders entitled to notice of such meeting or to vote thereat or to receive such dividends or rights. Only such shareholders of record of such date shall be entitled to notice of such meeting or to vote thereat or to receive such dividends or rights as the case may be.

         Section E. Rules of Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue,

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transfer and registration of the certificates for the shares of the Corporation.

         Section F. Lost Certificates. Any person claiming a certificate for shares of this Corporation to be lost, stolen or destroyed shall make affidavit of the fact and lodge the same with the Secretary of the Corporation accompanied by a signed application for a new certificate. Such person shall also advertise such lost or destroyed certificate in such manner as the Board of Directors may direct, and shall give the Corporation a bond of indemnity with a surety company satisfactory to the Board of Directors and in an amount which, in its judgment shall be sufficient to save the Corporation from loss and in any event, at the option of the Board of Directors, at least twice the market or par value of the shares represented by such lost, stolen or destroyed certificate, and thereupon the proper officers may cause to be issued a new certificate of like tenor with the one alleged to be lost or destroyed. But the Board of Directors may refuse the issuance of such new certificate, unless otherwise provided by law.

                                   ARTICLE VI

                                     PROXIES

         Any shareholder of record who shall be entitled to attend a shareholders' meeting or to vote thereat or to assent or give consents in writing shall be entitled to be represented at such meeting or to vote thereat or to assent or give consents in writing, as the case may be, or to exercise any other of his rights, by proxy or proxies appointed by a writing signed by such shareholder(s).

         A telegram, cablegram, wireless message, or photogram appearing to have been transmitted by a shareholder or a photograph, photostatic or equivalent reproduction of a writing appointing a proxy or proxies shall be a sufficient writing.

                  No appointment of a proxy hereafter made shall be valid after the expiration of eleven months after it is made, unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

                                   ARTICLE VII

                                   AMENDMENTS

         The Code of Regulations may be amended at any meeting of the shareholders by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or without a meeting, by the written consent of the holder of record of all shares outstanding.

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                                  ARTICLE VIII

                                      SEAL

         The Corporation shall have no seal unless the Board of Directors shall determine that a seal is required to comply with the laws of any state, territory, Districts of Columbia or dependency, or is otherwise desirable, in which event the Board of Directors may adopt a seal.

                                   ARTICLE IX

                                   FISCAL YEAR

         The fiscal year shall begin on the day following the last Saturday in January of each year and end on the last Saturday in January in each of the next succeeding years.

                                    ARTICLE X

                                    DIVIDENDS

         (a) The Board of Directors may declare and, upon such declaration the Corporation may pay dividends in accordance with the provisions of the Articles and the General Corporation Law of the State of Ohio now in effect or hereafter enacted.

         (b) Before the dedication of any assets to the payments of dividends, there may be set apart out of the excess of assets available for dividends; such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves for any proper purpose, or said Board of Directors may in its absolute discretion abolish any such reserve. And the Board of Directors may increase, diminish or vary said dividends, provided, however, that nothing herein contained shall be construed to compel the declaration as dividends of any excess of assets over and above the amount so reserved and which may, at any time remain undedicated to any express purpose or purposes.

                                   ARTICLE XI

                              CHECKS, DRAFTS, ETC.

         Section A. Authority and Form of Signature. All checks, drafts or orders for the payment of money shall be signed by the President, the Treasurer or Assistant Treasurer or Secretary or by such other officer or employee as the Board of Directors may designate. No checks, drafts or orders for payment of money shall be executed in blank.



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                                   ARTICLE XII

                                BOOKS AND RECORDS

         Section A. Location. The stock transfer books shall be kept at the principal office of the Corporation, and books of account and the records of the Corporation shall be kept at the principal office of the Corporation in the City of Columbus, Ohio.

         Section B. Inspection. The books of account, list of shareholders and their addressees records of the issuance and transfer of shares, voting trust agreements, if any are filed, and the minutes of meetings of the Corporation shall be open to the inspection of every shareholder at all reasonable times, save and except for unreasonable and improper purposes.

                                  ARTICLE XIII

                                ORDER OF BUSINESS

         At the shareholders' meetings the order of business shall be as follows:

         1.    Call to order.

         2.    Determination of a quorum.

         3.    Organization of the meeting.

         4.    Proof of notice of meeting.

         5.    Reading minutes of previous meeting and acting thereon.

         6.    Financial report or statement.

         7.    Reports of President or other officers.

         8.    Report of directors and committees.

         9.    Unfinished business.

         10.   Election of Directors.

         11.   New or miscellaneous business.

         12.   Adjournment.

         This order may be changed by affirmative vote of a majority in interest of the shareholders present at any meeting.

         The matter of the approval of an Employees, Retirement Plan for the eligible employees of the Corporation was discussed and a

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copy of the SCA Employees' Retirement Plan, together with all amendments thereto, and the "Amended Trust" entered into with The Bank of New York, New York City, pursuant to the provisions of said Plan were submitted to the meeting.

         Thereupon on motion duly made, seconded and unanimously carried, the following resolution was adopted:

                  RESOLVED, THAT WHEREAS, SCOA Industries Inc. (hereafter called "SCOA") has an Employees' Retirement Plan known as SCA Employees' Retirement Plan heretofore approved by the shareholders of Shoe Corporation of America and adopted by its Board of Directors, (Shoe Corporation of America being a premerger predecessor of "SCOA") and

                  WHEREAS, the said Plan had been amended from time to time by the Board of Directors of Shoe Corporation of America, herein referred to as the "Amended Plan", and

                  WHEREAS, Shoe Corporation of America, by action of its Board of Directors, provided that any company which then was or thereafter became a direct or indirect subsidiary or affiliate of said Shoe Corporation of America might upon appropriate action by the Board of Directors of such affiliate or subsidiary include the employees of such subsidiary or affiliate as participants in the Plan and that as a condition precedent to becoming a Participating Subsidiary or Affiliate such subsidiary or affiliate should become a party to the Amended SCA Employees' Retirement Trust adopting the provisions of the Plan and assuming and agreeing to pay its equitable share of the operating costs of and contributing to the Trust Fund, and

                  WHEREAS, Shoe Corporation of America has agreed that its act in executing said Amended Trust Agreement shall be deemed to be also the act of any and all of its wholly-owned retail subsidiaries which adopt such execution as its or their own act, and

                  WHEREAS, by Agreement of Merger between Shoe Corporation of America and SCOA Industries Inc., effective as of the close of business on May 23, 1969, all corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Shoe Corporation of America which were valid and effective immediately prior to the effective date of the merger are taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of "SCOA" and are as effective and binding thereon as the same were with respect to Shoe Corporation of America, and



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                  WHEREAS, this Corporation is a wholly-owned retail subsidiary of "SCOA,"

                  NOW, THEREFORE, BE IT RESOLVED, that the "Amended Plan" be and the same hereby is approved as the Employees' Retirement Plan of this Corporation.

                  RESOLVED FURTHER, that this Corporation shall forthwith become a party to said "Amended Plan" and assume and agree to pay its equitable share of the costs of operation of the "Amended Plan" and make the necessary contributions to the Trust Fund established and existing under the "Amended Plan",

                  RESOLVED FURTHER, that the Board of Directors of this Corporation be and it hereby is authorized for and on behalf of this Corporation, to adopt, as the Employees' Retirement Plan of this Corporation, said "Amended Plan" and to adopt the action of Shoe Corporation of America in executing the Amended Trust Agreement as the act of this Corporation in the execution of said Amended Trust Agreement, and to authorize and instruct the President or Vice President of this Corporation to execute any and all other agreements and documents and to make such other arrangements as or which may be necessary, proper or convenient to effectuate the provisions of this Resolution and said Plan, and to authorize and instruct the Secretary or the Assistant Secretary of this Corporation to attest each and all of such other aforesaid documents, and

                  RESOLVED FURTHER, that the Board of Directors be and it hereby is authorized to empower the Treasurer or Assistant Treasurer of this Corporation to make, from time to time, the payments and disbursements required by the "Amended Plan" and the "Amended Trust" established pursuant thereto to be made, out of the funds of this Corporation, and

                  BE IT FURTHER RESOLVED, that the Board of Directors take all appropriate steps to qualify the said "Amended Plan" as and for the Plan of this Corporation under the Internal Revenue Code.

         The Chairman announced that the matter of fixing the number of directors to be elected at the meeting was next in order. Upon motion duly made, seconded and unanimously carried, it was

         RESOLVED, that the Board of Directors, for the ensuing year, consist of four (4) members.

         The Chairman declared the election of directors next in order. The names of Herbert H. Schiff, S. Joseph Blatt, Cletus

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J. Corbett and Edmund Klein were placed in nomination as candidates for the office of director. No other names being proposed, upon motion duly made, seconded and unanimously carried, they were duly elected and declared by the Chairman to be duly elected to serve until the next annual meeting of the shareholders and until their successors shall be elected and shall qualify.

         There was no further business, and, upon motion duly made, seconded and unanimously carried, the meeting adjourned.





                                          /s/ Cletus J. Corbett
                                        ----------------------------------------
                                        Secretary of the Meeting




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